UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2005

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On September 19, 2005, Leggett & Platt, Incorporated issued a press release (the “Press Release”) announcing, among other things, its intention to close, consolidate or divest an estimated 20 to 30 production or warehouse facilities. On September 20, 2005, the company held a conference call to discuss the Press Release. The Press Release, which was contained in a Current Report on Form 8-K filed September 19, 2005, included instructions as to the date and time of the call and how to access the conference call by means of webcast or telephone number. The Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

In the Press Release the company Chairman and CEO, Felix E. Wright, commented, in part, as follows,

“… Over the next few months we will be investigating additional consolidation or divestiture opportunities, and expect soon to begin reducing both the number of operating facilities and the amount of excess plant capacity that we carry. Over the last few years we have purposely chosen to maintain spare capacity, expecting demand in the markets we serve to return to the levels seen in the late 1990s. That incremental demand has not materialized, and our patience has finally run out. We will wait no longer. We have decided to eliminate spare capacity to match the demand levels experienced over the last few years. We will also take this opportunity to close or divest a few operations which, though operating near capacity, are chronically unprofitable or marginally profitable. Most of the changes will occur within the Residential Furnishings and Commercial Fixturing and Components segments, with modest adjustments in the other three segments. In total, we expect to consolidate, close or divest between 20 and 30 production or warehouse facilities. We will provide additional information about these efforts in the coming months.”

As reflected in the Press Release and confirmed in the conference call, the company is currently in the process of determining which facilities will be closed, consolidated or divested and the exact number of facilities that may be impacted. At this time the company is not able to make a good faith estimate of the charges and future cash expenditures that would be associated with the course of action. The company estimates that approximately $200 to $300 million of excess, unutilized capacity will be eliminated. We do not expect the revenue reduction to be nearly of the magnitude of the capacity eliminated. No specific timetable has been set for the completion date of the action. At this time, the company’s analysis is only preliminary and therefore is subject to change. Once the company completes its analysis, the course of action taken by the company may be materially different.

Statements in this Item 2.05 that are not historical in nature, including, without limitation, statements regarding the number of facilities affected by the plan and possible charges or future cash expenditures, and other aspects of the company’s course of action, are “forward looking.” Theses statements are subject to uncertainties and risks that could cause actual results to differ materially from those reflected in such statements.

7.01 Regulation FD Disclosure

The Press Release referred to in Item 2.05 above, which also contained reduced earnings guidance for the third quarter and full year for 2005, is attached hereto as Exhibit 99.1 and incorporated herein by reference. The transcript of the above referenced conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 19, 2005

99.2	Transcript of Conference Call, dated September 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: September 20, 2005	By:	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated September 19, 2005

99.2	Transcript of Conference Call, dated September 20, 2005